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                                                                   Exhibit 23.3



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 for Cytation.com Incorporated of our accountants compilations' report, dated August 5, 1999, relating to the financial statements of ECI, Inc. as of and for the years ended December 31, 1998, 1997 and 1996, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respect only to matters pertaining to ECI, Inc.



/s/ Paolilli & Jarek, LLC

Paolilli & Jarek, LLC


Chelmsford, Massachusetts
August 12, 1999